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EXHIBIT 12.1

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                             YEARS ENDED NOVEMBER 30

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                                                                                                   NINE MONTHS    THREE MONTHS
                                                                                                      ENDED          ENDED
                                                                                                   NOVEMBER 30    FEBRUARY 29,
                                          2002           2001           2000          1999            1998            1998
                                          ----           ----           ----          ----         -----------        ----

                                                                      (DOLLARS IN THOUSANDS)
                                                                      ----------------------

Income (Loss) from continuing
  operations before taxes ........      $(34,231)      $(31,914)      $ 18,395      $(14,000)      $(24,551)      $  3,807
                                        --------       --------       --------      --------       --------       --------
Fixed Charges:
  Interest .......................        41,142         40,105         43,989        45,475         33,477          4,104
  Interest factor portion of
    rentals ......................         1,920          1,710          1,440         1,560          1,110            360
                                        --------       --------       --------      --------       --------       --------
                                          43,062         41,815         45,429        47,035         34,587          4,464
                                        --------       --------       --------      --------       --------       --------
Earnings before income taxes and
  fixed charges ..................      $  8,831       $  9,901       $ 63,824      $ 33,035       $ 10,036       $  8,271
Preferred stock dividends ........      $ 14,887       $ 13,282       $ 11,848      $ 10,569       $  7,382       $   --
Ratio of earnings to fixed charges
  and preferred stock dividends ..           N/A            N/A          1.11x           N/A            N/A          1.85x
Earnings inadequate to cover fixed
  charges and preferred stock
  dividends ......................      $ 49,118       $ 45,196            N/A      $ 24,569       $ 31,933            N/A
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